UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2016

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events.
The Executive Compensation and Human Resources Committee of the Board of Directors took action on November 9, 2016 to reduce the number of common shares authorized for issuance under the Corporation’s respective management incentive plans to amounts that are consistent with long-standing historical practice and thereby eliminate the potential for any shareholder concerns over excess dilution from annual equity awards made under the plans. Specifically, the Committee amended the 1982 Executive Incentive Plan effective November 9, 2016 to reduce the shares issuable under the Plan in any calendar year from 2% to 0.60% of the common stock of the Corporation outstanding at the beginning of such year. The Committee also amended the 2011 Stock Option Plan effective November 9, 2016 to reduce shares issuable in the future under the Plan from an aggregate of 2,200,000 shares to 250,000 shares. The Committee also amended the 1982 Restricted Stock Award Plan effective November 9, 2016 to reduce the shares issuable under the Plan from an annual amount equal to 1% of the common stock of the Corporation outstanding at the beginning of each year to an aggregate of 250,000 shares issuable in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: November 10, 2016	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer